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                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors
                        -------------------------------

Board of Directors
REGI U.S., Inc.


We consent to the use of our report dated July 15, 1999 on the financial statements of REGI U.S., Inc. as of April 30, 1999 and 1998 that are included in the Form 10-KSB, which is included, by reference in the Company's Form S-8.

Dated this 30/th/ day of July, 1999
Vancouver, Canada

ELLIOTT TULK PRYCE ANDERSON
Chartered Accountants

/s/ Elliott Tulk Pryce Anderson